Exhibit 99.1

TCP BOARD ELECTS GEORGE STRICKLER AS NEW CHAIRMAN
TO REPLACE ELLIS YAN, NAMES BRIAN CATLETT AS CHIEF EXECUTIVE OFFICER AND ZACHARY GUZY AS CHIEF FINANCIAL OFFICER

AURORA, Ohio - February 3, 2017 - TCP International Holdings Ltd. (OTC: TCPIF) today announced that Ellis and Solomon Yan have resigned from the Board of Directors. The Board has elected George Strickler as Chairman, effective immediately.

The Board also named Brian Catlett as Chief Executive Officer and Zachary Guzy as Chief Financial Officer, effective immediately. They had been serving as Interim Chief Executive Officer and Interim Chief Financial Officer, respectively, for the Company since October 3, 2016.

“We believe having Mr. Strickler as Chairman will be a benefit to the Company, our shareholders and our customers,” said Catlett. “We expect a smooth transition for customers, employees and all of our stakeholders as we move forward to build a stronger company for the future. Under the leadership of Mr. Strickler as our new Chairman, the Board will remain steadfast in its commitment to the highest corporate governance standards and serving the interests of our shareholders.”

“TCP remains well-positioned in the marketplace to continue providing excellent products and service to our customers,” said Strickler. “In their interim roles, Mr. Catlett and Mr. Guzy have performed exceptionally well and the Board is pleased to make their appointments permanent. Both have provided outstanding leadership to the organization and will continue to provide stability during this transition. I look forward to working with them, the Board, and the rest of our management team to further strengthen TCP and achieve future growth.”

Strickler has served as an independent director of TCP since June 2014. He has served as the Executive Vice President of Stoneridge, Inc. since August 2016, and previously served as its Chief Financial Officer from January 2006 until August 2016. He holds a bachelor’s degree in accounting from Penn State University and a master’s of business administration from the University of Akron.

Catlett previously served as Senior Vice President of Global Finance for the Company from 2012 to 2014 and Chief Financial Officer from January 2014 to October 2016. He has served in various executive capacities for over 25 years, including chief financial officer and managing partner of a private equity fund. He holds a bachelor’s degree in business administration from the University of Iowa.

Guzy was Global Corporate Controller for the Company from June 2012 until his appointment as Interim CFO in October 2016. He holds a bachelor’s degree in accounting from Miami University and is a certified public accountant.

As previously disclosed, the Company is working diligently to implement remedial actions that will allow the completion and filing of its financial statements for the years ended December 31, 2016 and 2015, and the outstanding quarterly periods therein, as expeditiously as possible. The Company’s recently completed Audit Committee investigation found, among other things, that actions related to certain payments by Ellis Yan and related party transactions involving Ellis Yan and Solomon Yan resulted in a material weakness in the effectiveness of the Company’s internal control over financial reporting. Ellis and Solomon Yan stepped down from day-to-day involvement in the operations of the Company in 2015 and 2016, respectively.

About TCP

TCP is a leading global manufacturer and distributor of energy efficient lighting technologies. TCP's extensive product offerings include LED and CFL lamps and fixtures and other energy efficient lighting products. TCP is a proud ENERGY STAR® partner of the U.S. Environmental Protection Agency. TCP's products are currently offered through thousands of retail and C&I distributors. Since TCP's inception, it has sold more than one billion energy efficient lighting products. For more information, visit www.tcpi.com.

Forward Looking Statements

Certain statements in this release may constitute forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. Forward looking statements in this press release include, but are not limited to, the Company’s expectation regarding its future profitability and its ability to comply with SEC reporting obligations. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While TCP believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein. Such forward-looking statements are made only as of the date of this release. TCP expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions or circumstances on which any statement is based.

Contact:

Zachary Guzy
Chief Financial Officer
330-954-7689
ir@tcpi.com